PROMISSORY NOTE

$159,500,000.00 October 25, 2007

Loan No. 706107618

FOR VALUE RECEIVED, HINES REIT ONE WILSHIRE LP, a Delaware limited partnership (“Borrower”) promises to pay to the order of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Lender,” which shall also mean successors and assigns who become holders of this Note), at 2200 Ross Avenue, Suite 4900E, Dallas, Texas 75201, the principal sum of ONE HUNDRED FIFTY-NINE MILLION FIVE HUNDRED THOUSAND AND NO/100 U.S. DOLLARS ($159,500,000.00), with interest on the unpaid balance (“Balance”) at the rate of five and ninety-eight hundredths percent (5.98%) per annum (“Note Rate”) from and including the date of the first disbursement of Loan proceeds under this Note (“Funding Date”) until Maturity (defined below). Capitalized terms used without definition shall have the meanings ascribed to them in the Instrument (defined below).

1. Regular Payments. Principal and interest shall be payable as follows:

(a) Interest from and including the Funding Date to November 1, 2007 (the “Stub Interest Period”) shall be due and payable on the Funding Date. Interest for the Stub Interest Period shall be calculated by multiplying (i) the Note Rate divided by 360 and (ii) the number of days any Balance is outstanding to, but not including the date of payment.

(b) Interest only shall be paid in arrears in sixty (60) monthly installments, commencing on December 1, 2007 and continuing on the first (1st) day of each succeeding month to and including November 1, 2012. Each payment due date under Paragraph 1(b) of this Note is referred to as a “Due Date”.

(c) The entire Obligations shall be due and payable on November 1, 2012 (“Maturity Date”). “Maturity” shall mean the Maturity Date or earlier date that the Obligations may be due and payable by acceleration by Lender as provided in the Documents.

(d) Interest on the Balance for any full month shall be calculated on an actual/360 basis. For any partial month (other than the Stub Interest Period, which shall be governed by the last sentence of Section 1(a) above, interest shall be due in an amount equal to (i) the Balance multiplied by (ii) Note Rate divided by (iii) 360 multiplied by (iv) the number of days during such partial month that any Balance is outstanding through (but excluding) the date of payment.

2. Late Payment and Default Interest.

(a) Late Charge. If any scheduled payment due under this Note is not fully paid by its Due Date (other than the principal payment due on the originally scheduled Maturity Date), a charge of $560 per day (the “Daily Charge”) shall be assessed for each day that elapses from and after the Due Date until such payment is made in full (including the date payment is made); provided, however, that if any such payment, together with all accrued Daily Charges, is not fully paid by the fourteenth (14th) day following the applicable Due Date, a late charge equal to the lesser of (i) four percent (4%) of such payment or (ii) the maximum amount allowed by law (the “Late Charge”) shall be assessed and be immediately due and payable. The Late Charge shall be payable in lieu of Daily Charges that shall have accrued. The Late Charge may be assessed only once on each overdue payment. These charges shall be paid to defray the expenses incurred by Lender in handling and processing such delinquent payment(s) and to compensate Lender for the loss of the use of such funds. The Daily Charge and Late Charge shall be secured by the Documents. The imposition of the Daily Charge, Late Charge, and/or requirement that interest be paid at the Default Rate (defined below) shall not be construed in any way to (i) excuse Borrower from its obligation to make each payment under this Note promptly when due or (ii) preclude Lender from exercising any rights or remedies available under the Documents upon an Event of Default.

(b) Acceleration. Upon any Event of Default, Lender may declare the Balance, unpaid accrued interest, the Prepayment Premium (defined below) and all other Obligations immediately due and payable in full.

(c) Default Rate. Upon an Event of Default or at Maturity, whether by acceleration (due to a voluntary or involuntary default) or otherwise, the entire Obligations (excluding accrued but unpaid interest if prohibited by law) shall bear interest at the Default Rate. The “Default Rate” shall be the lesser of (i) the maximum rate allowed by law or (ii) five percent (5%) plus the greater of (A) the Note Rate or (B) the prime rate (for corporate loans at large United States money center commercial banks) published in The Wall Street Journal on the first Business Day (defined below) of the month in which the Event of Default or Maturity occurs and on the first Business Day of every month thereafter. The term “Business Day” shall mean each Monday through Friday except for days in which commercial banks are not authorized to open or are required by law to close in New York, New York.

3. Application of Payments. Before an Event of Default, all payments received under this Note shall be applied in the following order: (a) to unpaid Daily Charges, Late Charges and costs of collection; (b) to any Prepayment Premium due; (c) to accrued and unpaid interest on the Balance; and (d) then to the Balance. After an Event of Default, all payments shall be applied in any order determined by Lender in its sole discretion.

4. Prepayment. This Note may be prepaid, in whole or in part, upon at least thirty (30) days’ prior written notice to Lender and upon (i) payment of all accrued interest through and including such date of prepayment (each such date, a “Prepayment Date”) (and all other Obligations due under the Documents as of the Prepayment Date) and (ii) payment of a prepayment premium (“Prepayment Premium”) equal to the greater of (a) the product of (I) one percent (1%) of the principal amount being prepaid, multiplied by (II) the quotient of (A) the number of full months remaining until the Maturity Date from the Prepayment Date, divided by (B) the number of full months comprising the term of this Note), and (b) an amount equal to the Present Value of the Loan (defined below) less the amount of principal and accrued interest (if any) being prepaid, calculated as of the Prepayment Date. The Prepayment Premium shall be due and payable, except as provided in the Instrument or as limited by law, upon any prepayment of this Note, whether voluntary or involuntary, and Lender shall not be obligated to accept any prepayment of this Note unless it is accompanied by the Prepayment Premium, all accrued interest and all other Obligations due under the Documents as of the Prepayment Date. Partial prepayments of principal hereunder shall not entitle Borrower to have the installments of principal and interest payable under this Note reduced by reamortizing the remaining unpaid principal balance due under this Note or by applying such prepayment to the next maturing installment of principal and interest under this Note. Lender shall notify Borrower of the amount (to be determined as of the Prepayment Date) and the calculation used to determine the Prepayment Premium. Borrower agrees that (a) Lender shall not be obligated, as a condition to receiving the Prepayment Premium, to actually reinvest the amount prepaid in any Treasury obligation and (b) the Prepayment Premium is directly related to the damages that Lender will suffer as a result of the prepayment. The “Present Value of the Loan” shall be determined by discounting all scheduled payments of principal and interest remaining to the Maturity Date attributable to the amount being prepaid at the Discount Rate (defined below). If prepayment occurs on a date other than a Due Date, the actual number of days remaining from the date of prepayment to the next Due Date will be used to discount within this period. The “Discount Rate” is the rate which, when compounded monthly, is equivalent to the Treasury Rate (defined below), when compounded semi-annually. The “Treasury Rate” is the semi-annual yield on the Treasury Constant Maturity Series with maturity equal to the remaining weighted average life of the Loan, for the week prior to the Prepayment Date, as reported in Federal Reserve Statistical Release H.15 — Selected Interest Rates, conclusively determined by Lender (absent a clear mathematical calculation error) on the Prepayment Date. The rate will be determined by linear interpolation between the yields reported in Release H.15, if necessary. If Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate. Notwithstanding the foregoing, no Prepayment Premium shall be due if this Note is prepaid during the last thirty (30) days prior to the Maturity Date, or if the Note is prepaid pursuant to Section 3.03(d), Section 3.07 or Section 3.08 of the Instrument.

With respect to the foregoing provisions, Borrower hereby expressly agrees as follows:

(a) The Note Rate provided herein has been determined based on the sum of (i) the Treasury Rate in effect at the time the Note Rate was determined under the Loan application submitted to Lender, plus (ii) an interest rate spread over such Treasury Rate, which together represent Lender’s agreed-upon return for making the proceeds of the Loan hereunder available to Borrower over the term of such Loan.

(b) The determination of the Note Rate, and in particular the aforesaid interest rate spread, were based on the expectation and agreement of Borrower and Lender that the principal sums advanced hereunder would not be prepaid during the term of this Note, or if any such prepayment occurs, the Prepayment Premium (calculated in the manner set forth above) would apply (except as expressly permitted by this Note or the other Documents).

(c) The Lender’s business involves making financial commitments to others based in part on the returns it expects to receive from this Note and other similar loans made by Lender, and Lender’s financial performance as a business depends not only on the returns from each loan or investment it makes but also upon the aggregate amounts of the loans and investments it is able to make over any given period of time.

(d) In the event of a prepayment hereunder, Lender will be required to redeploy the funds received into other loans or investments, which (i) may not provide a return to Lender comparable to the return Lender anticipates based on the Note Rate and (ii) may reduce the total amount of loans or investments Lender is able to make during the term of the Loan, which in turn may impair the profitability of Lender’s business. Therefore, in order to compensate Lender for the potential impact and risks to its business of prepayments under this Note, Lender has limited the Borrower’s right to prepay this Note and has offered the method of calculation of the Prepayment Premium set forth above.

(e) Borrower acknowledges that (i) Lender could have determined that it would not permit any prepayments under the Note during its term, and therefore, in electing to permit prepayments hereunder, Lender is entitled to determine and negotiate the terms on which it will accept prepayments of its loans, and (ii) Borrower could have elected to negotiate more permissive prepayment provisions and/or a more favorable manner of calculating the Prepayment Premium, but in such event the applicable interest rate spread, and therefore the Note Rate, would have been higher to compensate Lender for the potential loss of income on account of the risk that Borrower might elect to prepay this Note at an earlier time and/or for a lesser Prepayment Premium than set forth herein.

Therefore, in consideration of Lender’s agreement to the Note Rate set forth herein, and in recognition of Lender’s reliance on the prepayment provisions of this Note (including the method of calculating the Prepayment Premium), Borrower agrees that the manner of calculation of the Prepayment Premium set forth in this Note represents bargained-for compensation to Lender for granting to Borrower the privilege of prepaying this Note on the terms set forth herein and for the potential loss of future income to Lender arising from having to redeploy the amounts prepaid under this Note into other loans or investments. As such, the Prepayment Premium constitutes reasonable compensation to Lender for making the Loan on the terms reflected in this Note and does not represent any form of damages (liquidated or otherwise), nor does it represent a penalty.

5. No Usury. Under no circumstances shall the aggregate amount paid or to be paid as interest under this Note exceed the highest lawful rate permitted under applicable usury law (“Maximum Rate”). If under any circumstances the aggregate amounts paid on this Note shall include interest payments which would exceed the Maximum Rate, Borrower stipulates that payment and collection of interest in excess of the Maximum Rate (“Excess Amount”) shall be deemed the result of a mistake by both Borrower and Lender, and Lender shall promptly credit the Excess Amount against the Balance (without Prepayment Premium or other premium) or refund to Borrower any portion of the Excess Amount which cannot be so credited.

6. Security and Documents Incorporated. This Note is the Note referred to and secured by the Deed of Trust and Security Agreement of even date herewith between Borrower and Lender (the “Instrument”) and is secured by the Property. Borrower shall observe and perform all of the terms and conditions in the Documents. The Documents are incorporated into this Note as if fully set forth in this Note.

7. Treatment of Payments. All payments under this Note shall be made, without offset or deduction, (a) in lawful money of the United States of America at the office of Lender or at such other place (and in the manner) Lender may specify by written notice provided to Borrower in accordance with Section 9.02 of the Instrument, (b) in immediately available federal funds, and (c) if received by Lender prior to 2:00 p.m. Eastern Time at such place, shall be credited on that day, or, if received by Lender on or after 2:00 p.m. Eastern Time at such place, shall, at Lender’s option, be credited on the next Business Day. Initially (unless waived by Lender), and until Lender shall direct Borrower otherwise, Borrower shall make all payments due under this Note in the manner set forth in Section 3.13 of the Instrument. If any Due Date falls on a day which is not a Business Day, then the Due Date shall be deemed to have fallen on the next succeeding Business Day.

8. Limited Recourse Liability. Except to the extent set forth in Paragraph 8 and Paragraph 9 of this Note, Borrower shall not have any personal liability for the Obligations. Notwithstanding the preceding sentence, Lender may bring a foreclosure action or other appropriate action to enforce the Documents or realize upon and protect the Property (including, without limitation, naming Borrower and any other necessary parties in the actions) and IN ADDITION BORROWER SHALL HAVE PERSONAL LIABILITY FOR:

(a) any amounts accrued and/or payable under any indemnities, guaranties, master leases or similar instruments furnished in connection with the Loan (including, without limitation, the provisions of Sections 8.03, 8.04, 8.05, 8.06 and 8.07 of the Instrument and the Environmental Indemnity);

(b) the amount of any assessments and taxes (accrued and/or payable) with respect to the Property;

(c) the amount of any security deposits, rents prepaid more than one (1) month in advance, or prepaid expenses of tenants (i) not turned over to Lender upon foreclosure, sale (pursuant to power of sale), or conveyance in lieu thereof, or (ii) not turned over to a receiver or trustee for the Property after appointment;

(d) the amount of any insurance proceeds or condemnation awards neither turned over to Lender nor used in compliance with Sections 3.07 and 3.08 of the Instrument;

(e) damages suffered or incurred by Lender as a result of Borrower entering into a new Lease or an amendment or termination of an existing Lease (other than with respect to a Lease with a Major Tenant which is addressed in Paragraph 9(d) below) in breach of the leasing restrictions set forth in Section 8 of the Assignment;

(f) damages suffered or incurred by Lender by reason of any waste of the Property;

(g) the amount of any rents or other income from the Property received by Borrower after a default under the Documents and not otherwise applied to the Obligations or to the current (not deferred) operating expenses of the Property; PROVIDED, HOWEVER, THAT THE BORROWER SHALL HAVE PERSONAL LIABILITY for amounts paid as expenses to a person or entity related to or affiliated with Borrower except for (A) reasonable salaries for on-site employees, (B) a reasonable allocation of the salaries of off-site employees for accounting and management, and (C) out-of-pocket expenses of Borrower’s management company relating to the Property, but in no event shall such expenses include any profit or be greater than prevailing market rates for any such services;

(h) the face amount of any letter of credit required under the Documents or otherwise in connection with the Loan that Borrower fails to maintain;

(i) the amount of any security deposit (a “Security Deposit”) cashed or applied by Borrower or any termination fee, cancellation fee or any other fee (collectively, a “Termination Fee”) received by Borrower (x) in connection with a lease termination, cancellation or expiration within one hundred twenty (120) days prior to or after an Event of Default under the Documents, (y) which is greater than one (1) month’s base rent for the Lease to which the Security Deposit and/or Termination Fee applies, and (z) which is not paid to Lender (or an escrow agent selected by Lender) to be disbursed for the payment of Lender approved (1) tenant improvements and/or (2) market leasing commissions;

(j) following a default under the Documents, all attorneys’ fees, including allocated costs of Lender’s staff attorneys, and other expenses incurred by Lender in enforcing the Documents if Borrower contests, delays, or otherwise hinders or opposes (including, without limitation, the filing of a bankruptcy) any of Lender’s enforcement actions; provided, however, that if in such action Borrower successfully proves that no default occurred under the Documents, Borrower shall not be required to reimburse Lender for such attorneys’ fees, allocated costs and other expenses; and

(k) damages suffered or incurred by Lender as a result of Borrower’s breach or violation of the Sections 2.10, 3.21 and 9.09 of the Instrument.

9. Full Recourse Liability. Notwithstanding the provisions of Paragraph 8 of this Note, BORROWER SHALL HAVE PERSONAL LIABILITY for the Obligations if:

(a) there shall be any breach or violation of Article V of the Instrument; or

(b) there shall be any fraud or material misrepresentation by Borrower in connection with the Property, the Documents or any other aspect of the Loan; or

(c) the Property or any part thereof shall become an asset in (i) a voluntary bankruptcy or insolvency proceeding or (ii) an involuntary bankruptcy or insolvency proceeding which is not dismissed within ninety (90) days of filing; provided, however, that this Paragraph 9(c) shall not apply if (A) an involuntary bankruptcy is filed by Lender or (B) an involuntary filing was initiated by a third-party creditor independent of any collusive action, participation or collusive communication by (1) Borrower, or (2) any partner, shareholder or member of Borrower or Borrower’s general partner or managing member;

(d) Borrower executes a Lease with a Major Tenant or an amendment or termination of any Lease with a Major Tenant in breach of the leasing restrictions set forth in Section 8 of the Assignment; or

(e) the Property is located in California, the Property is determined to be “environmentally impaired” pursuant to the provisions of Section 726.5 of the California Code of Civil Procedure.

Notwithstanding the foregoing, only Borrower and its general partner shall have any liability with respect to Section 8 and this Section 9, and no other constituents, members, shareholders, or partners of Borrower shall have any liability thereunder.

10. Joint and Several Liability. This Note shall be the joint and several obligation of all makers, endorsers, guarantors and sureties, and shall be binding upon them and their respective successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

11. Unconditional Payment. Borrower is and shall be obligated to pay principal, interest and any and all other amounts which became payable hereunder or under the other Documents absolutely and unconditionally and without abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

12. Certain Waivers. Borrower and all others who may become liable for the payment of all or any part of the Obligations do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest, notice of non-payment and notice of intent to accelerate the maturity hereof (and of such acceleration), other than for any demands or notices expressly required to be provided pursuant to the Instrument or the other Documents. No release of any security for the Obligations or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Instrument or the other Documents shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other who may become liable for the payment of all or any part of the Obligations, under this Note, the Instrument and the other Documents.

13. Intentionally Omitted.

14. Intentionally Omitted.

15. JURISDICTION. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS ARISING OUT OF OR RELATING TO THE LOAN, THE DOCUMENTS, THE PROPERTY OR THE RELATIONSHIP OF LENDER AND BORROWER HEREUNDER (“PROCEEDINGS”) EACH PARTY IRREVOCABLY (A) SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND THE UNITED STATES DISTRICT COURTS LOCATED IN THE STATE OF CALIFORNIA, (B) AGREES THAT THE EXCLUSIVE VENUE FOR JUDICIAL REFERENCE PROCEEDINGS PURSUANT TO SECTION 16(b) BELOW SHALL BE THE CITY AND COUNTY OF LOS ANGELES, AND (C) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDINGS BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT SUCH PROCEEDINGS HAVE BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDINGS, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING, FULL REPAYMENT OR ANY EARLIER TERMINATION, OF THE LOAN OR ANY LOAN DOCUMENT.

16. Resolution of Disputes.

(a) WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HEREBY AGREES TO, AND DOES, WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE LOAN, ANY DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT BETWEEN THE PARTIES RELATING TO THE LOAN, THE DOCUMENTS, THE PROPERTY OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF ANY OF THE DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES (EACH A “DISPUTE”, AND COLLECTIVELY, ANY OR ALL, THE “DISPUTES”) OF ANY KIND WHATSOEVER THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THE LOAN, ANY DOCUMENT OR ANY OTHER DOCUMENT OR INSTRUMENT BETWEEN THE PARTIES RELATING TO THE LOAN, THE DOCUMENTS, THE PROPERTY OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF ANY OF THE DOCUMENTS, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, ANTITRUST CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON-LAW OR STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTERING INTO THIS NOTE AND ALL OTHER AGREEMENTS AND INSTRUMENTS PROVIDED FOR HEREIN, AND THAT EACH WILL CONTINUE TO BE BOUND BY AND RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH LEGAL COUNSEL OF ITS OWN CHOOSING, OR HAS HAD AN OPPORTUNITY TO DO SO, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS HAVING HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS NOTE OR ANY OTHER DOCUMENT OR DOCUMENT ENTERED INTO BETWEEN THE PARTIES IN CONNECTION WITH THIS NOTE OR ANY DOCUMENT. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT WITHOUT A JURY.

LENDER’S INITIAL:      BORROWER’S INITIAL:

(b) Consent to Judicial Reference. If and to the extent that Section 16(a) immediately above is determined by a court of competent jurisdiction to be unenforceable or is otherwise not applied by any such court, each of the parties to this Note hereby consents and agrees that (a) any and all Disputes shall be heard by a referee in accordance with the general reference provisions of California Code of Civil Procedure Section 638, sitting without a jury in the City and County of Los Angeles, California, (b) such referee shall hear and determine all of the issues in any Dispute (whether of fact or of law), including issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8, including without limitation, entering restraining orders, entering temporary restraining orders, issuing temporary and permanent injunctions and appointing receivers, and shall report a statement of decision, provided that, if during the course of any Dispute any party desires to seek such a “provisional remedy” but a referee has not been appointed, or is otherwise unavailable to hear the request for such provisional remedy, then such party may apply to the Los Angeles Superior Court for such provisional relief, and (c) pursuant to California Code of Civil Procedure Section 644, judgment may be entered upon the decision of such referee in the same manner as if the Dispute had been tried directly by a court. The parties shall use their respective commercially reasonable and good faith efforts to agree upon and select such referee, provided that such referee must be a retired California state or federal judge, and further provided that if the parties cannot agree upon a referee, the referee shall be appointed by the Presiding Judge of the Los Angeles Superior Court. Each party hereto acknowledges that this consent and agreement is a material inducement to enter into this Note, the Documents and all other agreements and instruments provided for herein or therein, and that each will continue to be bound by and to rely on this consent and agreement in their related future dealings. The parties shall share the cost of the referee and reference proceedings equally; provided that, the referee may award attorneys’ fees and reimbursement of the referee and reference proceeding fees and costs to the prevailing party, whereupon all referee and reference proceeding fees and charges will be payable by the non-prevailing party (as so determined by the referee). Each party hereto further warrants and represents that it has reviewed this consent and agreement with legal counsel of its own choosing, or has had an opportunity to do so, and that it knowingly and voluntarily gives this consent and enters into this Note having had the opportunity to consult with legal counsel. This consent and agreement is irrevocable, meaning that it may not be modified either orally or in writing, and this consent and agreement shall apply to any subsequent amendments, renewals, supplements, or modifications to this Note or any other agreement or document entered into between the parties in connection with this Note. In the event of litigation, this Note may be filed as evidence of either or both parties’ consent and agreement to have any and all Disputes heard and determined by a referee under California Code of Civil Procedure Section 638. Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that this provision shall have no application to any non-judicial foreclosure of all or any portion of the Property whether pursuant to the provisions of the Documents or applicable law.

Lender’s Initial:      Borrower’s Initial:

(c) Not Applicable to Non-Judicial Foreclosures/Realization on Collateral. Notwithstanding anything to the contrary contained in Section 16, the parties hereto understand, acknowledge and agree that (i) the provisions of Section 16(b) shall have no application to any non-judicial foreclosure and/or private (i.e.,non-judicial) sale under the California Commercial Code as to all or any portion of the Property whether pursuant to the provisions of the Documents or applicable law; provided, however, in the event Borrower contests the same, then the provisions of Section 16(b) shall apply to any Dispute arising therefrom (but not the non-judicial foreclosure proceeding, which may remain pending), and (ii) the provisions of Section 16(b) shall not be deemed to be a waiver by, or a limitation upon, the rights of Lender to proceed with a non-judicial foreclosure or private sale under said Commercial Code as a permitted remedy hereunder or under applicable law.

17. California Local Law Provisions.

(a) In the event that at any time or for any reason a court of competent jurisdiction determines that Lender is not entitled to payment of the Default Rate or that the Default Rate does not apply to all or any part of the Obligations, then such Obligations shall continue to bear interest at the greater of the Note Rate or the maximum rate of interest allowed by law until all such amounts are repaid to Lender in full.

(b) Borrower hereby expressly waives any right it may have under California Civil Code Section 2954.10 to prepay this Note, in whole or in part, without prepayment charge, upon acceleration of the Maturity Date of this Note (provided that the foregoing waiver is not intended to apply to those instances where no prepayment charge shall be due as described in the last sentence of Section 4 hereof), and agrees that if for any reason, a prepayment of any or all of this Note is made, whether voluntarily, involuntarily or upon or following any acceleration of the Maturity Date of this Note by Lender, then Borrower shall pay the Prepayment Premium calculated pursuant to Paragraph 4. By initialing this provision in the space provided below, Borrower hereby declares that Lender’s agreement to make the Loan at the Note Rate and for the term set forth in this Note constitutes adequate consideration, given individual weight by Borrower, for this waiver and agreement.

INITIALS OF BORROWER:

(c) Borrower hereby agrees that this Note constitutes a written consent to waiver of trial by jury pursuant to the provisions of California Code of Civil Procedure Section 631 and Borrower does hereby constitute and appoint Lender its true and lawful attorney-in-fact, which appointment is coupled with an interest, and Borrower does hereby authorize and empower Lender, in the name, place and stead of Borrower, to file this Note with the clerk or judge of any court of competent jurisdiction as statutory written consent to waiver of trial by jury.

(d) This Note shall be governed by and construed in accordance with the laws of the State in which the real property granted under the Instrument is located.

(e) Notwithstanding any other term or provision contained herein, and in addition to the provisions of Paragraph 9 of this Note, Borrower shall have personal liability for the Obligations if the Property shall have been rendered “environmentally impaired” as such term is defined in Section 726.5 of the California Code of Civil Procedure.

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[signature page to promissory note]

IN WITNESS WHEREOF, this Note has been executed by Borrower as of the date first set forth above.

BORROWER:

HINES REIT ONE WILSHIRE LP, a Delaware limited partnership

By: Hines REIT One Wilshire GP LLC, a Delaware limited liability company, its sole general partner

By:

Name:

Its: